FORM 3 JOINT FILING AGREEMENT

         In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Form 3 to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Dated: October 24, 2007       BERGGRUEN HOLDINGS NORTH AMERICA LTD.


                              By:      /s/ Jared S. Bluestein
                                 ----------------------------------------------
                              Name:    Jared S. Bluestein
                              Title:   Director

                              MEDICI I INVESTMENTS CORP.


                              By:      /s/ Jared S. Bluestein
                                 ----------------------------------------------
                              Name:    Jared S. Bluestein
                              Title:   Director

                              BERGGRUEN HOLDINGS, LTD.


                              By:      /s/ Jared S. Bluestein
                                 ----------------------------------------------
                              Name:    Jared S. Bluestein
                              Title:   Director

                              TARRAGONA TRUST

                              BY: MAITLAND TRUSTEES LIMITED, AS TRUSTEE

                              By:      /s/ Jared S. Bluestein
                                 ----------------------------------------------
                              Name:    Jared S. Bluestein
                              Title:   Authorized Signatory


                              By:      /s/ Jared S. Bluestein
                                 ----------------------------------------------
                              Name:    Jared S. Bluestein as Attorney-In-Fact
                                       for Nicolas Berggruen